UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   June 5, 2008

Federal Agricultural Mortgage Corporation
(Exact name of registrant as specified in its charter)

Federally chartered instrumentality of the United States	001-14951	52-1578738
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1133 Twenty-First Street, N.W., Suite 600, Washington, D.C.	20036
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (202) 872-7700

No change
(Former name or former address, if changed since last report)

Item 1.01.                           Entry into a Material Definitive Agreement

(a)           In connection with its annual review of executive compensation, on June 5, 2008 the Registrant’s Board of Directors amended management employment contracts as described in Item 5.02(e) below.

Item 5.02.                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)           On June 6, 2008, the Registrant filed a Current Report on Form 8-K reporting changes to management contracts and compensation.  That report incorrectly stated that the contract of Henry D. Edelman, President and Chief Executive Officer, had been extended by one year.  Mr. Edelman’s contract term was not extended and continues to have a termination date of July 1, 2012.  The Compiled Amended and Restated Employment Agreement dated as of June 5, 2008 between Henry D. Edelman and the Registrant is attached to this report as Exhibit 10.2 and is incorporated herein by reference.

Further, the same 8-K inaccurately reported that the contracts of the Registrant’s Executive Vice President and Chief Financial Officer, Executive Vice President and Chief Operating Officer, and Vice President – Controller had been extended to June 1, 2012.  The contracts of these officers were extended to July 1, 2012.

Item 9.01.                           Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits:

10.2	Compiled Amended and Restated Employment Agreement dated as of June 5, 2008 between Henry D. Edelman and the Registrant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEDERAL AGRICULTURAL MORTGAGE CORPORATION

By: /s/ Jerome G. Oslick
Name: Jerome G. Oslick
Title: Vice President – General Counsel

Dated:  August 1, 2008